Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Evelyn T. Furukawa

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 400

Los Angeles, CA 90071

(Name, address and telephone number of agent for service)

ALERE INC.

(Exact name of obligor as specified in its charter)

Delaware	04-3565120
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

51 Sawyer Road, Suite 200 Waltham, Massachusetts	02453
(Address of principal executive offices)	(Zip code)

7.250% Senior Notes due 2018

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

The direct and indirect wholly owned domestic subsidiaries of Alere Inc. listed in the table below are expected to guarantee the debt securities issued pursuant to this registration statement. The address, including zip code, and telephone number, including area code, of each of the co-registrants is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, (781) 647-3900.

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Alere Accountable Care Solutions, LLC	Delaware	45-4003108
Alere Health, LLC	Delaware	26-2564744
Alere Health Improvement Company	Delaware	22-3493126
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Home Monitoring, Inc.	Delaware	20-0391730
Alere Informatics, Inc.	Virginia	54-1708417
Alere International Holding Corp.	Delaware	20-0963463
Alere NewCo, Inc.	Delaware	27-2104833
Alere NewCo II, Inc.	Delaware	27-2104868
Alere North America, Inc.	Delaware	26-1444559
Alere of New York, Inc.	New York	58-1873062
Alere San Diego, Inc.	Delaware	33-0288606
Alere Scarborough, Inc.	Delaware	20-2507302
Alere Toxicology Services, Inc.	Louisiana	72-0846066
Alere US Holdings, LLC	Delaware	26-0349667
Alere Wellbeing, Inc.	Delaware	20-0231080
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
ATS Laboratories, Inc.	Delaware	45-3168051
Avee Laboratories, Inc.	Florida	26-3693303
Binax, Inc.	Delaware	36-4668096
Biosite Incorporated	Delaware	27-2104785
eScreen, Inc.	Delaware	95-4810460
First Check Diagnostics Corp.	Delaware	20-8329751
First Check Ecom, Inc.	Massachusetts	33-1026518
Global Analytical Development LLC	Florida	27-2047994
Innovacon, Inc.	Delaware	20-1100264
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical, LLC	Delaware	26-0392649
Ionian Technologies, Inc.	Delaware	91-2089242
IVC Industries, Inc.	Delaware	22-1567481
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Pembrooke Occupational Health, Inc.	Virginia	54-1522061
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RMD Networks, Inc.	Delaware	84-1581993
RTL Holdings, Inc.	Delaware	20-4371685
Screen Tox, Inc.	Florida	26-3247189
Selfcare Technology, Inc.	Delaware	04-3383533
Standing Stone, Inc.	Delaware	06-1575899
ZyCare, Inc.	North Carolina	56-1398496

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 5th day of April, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Alere Inc.’s senior notes, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Linda Garcia
Linda Garcia Vice President

Chicago, Illinois

April 5, 2013

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,455
Interest-bearing balances	1,301
Securities:
Held-to-maturity securities	0
Available-for-sale securities	660,687
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	73,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,887
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	159,149
Other assets	150,314

Total assets	$1,908,106

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LIABILITIES
Deposits:
In domestic offices	498
Noninterest-bearing	498
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	236,096
Total liabilities	236,594
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	544,518
Accumulated other comprehensive income	4,474
Other equity capital components	0
Not available
Total bank equity capital	1,671,512
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,671,512

Total liabilities and equity capital	1,908,106

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura            )             CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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